                                                                   Exhibit 77(o)

                                   SCHEDULE A
                  TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:   TRANSAMERICA VAN KAMPEN SMALL     Security Description: COMMON STOCK
        COMPANY GROWTH

Issuer: RISK METRICS GROUP                Offering Type: US REGISTERED
                                          (US Registered, Eligible Muni,
                                          Eligible Foreign, 144A)

                                                                                                        IN COMPLIANCE
            REQUIRED INFORMATION                     ANSWER             APPLICABLE RESTRICTION             (YES/NO)
----------------------------------------------   -------------   ------------------------------------   -------------
 1.  Offering Date                                01/24/2008     None                                        N/A
 2.  Trade Date                                   01/24/2008     Must be the same as #1                      YES
 3.  Unit Price of Offering                         $17.50       None                                        N/A
 4.  Price Paid per Unit                            $17.50       Must not exceed #3                          YES
 5.  Years of Issuer's Operations                     3+         Must be at least three years *              YES
 6.  Underwriting Type                               FIRM        Must be firm                                YES
 7.  Underwriting Spread                            $1.1375      Sub-Adviser determination to be made        YES
 8.  Total Price paid by the Fund                  $812,000      None                                        N/A
 9.  Total Size of Offering                      $245,000,000    None                                        N/A
10.  Total Price Paid by the Fund plus Total
     Price Paid for same securities purchased
     by the same Sub-Adviser for other            $14,437,500    #10 divided by #9 must not exceed
     investment companies                                        25% **                                      YES
11.  Underwriter(s) from whom the Fund           GOLDMAN SACHS   Must not include Sub-Adviser
     purchased (attach a list of ALL syndicate                   affiliates ***                              YES
     members)
12.  If the affiliate was lead or co-lead             YES        Must be "Yes" or "N/A"                      YES
     manager, was the instruction listed below
     given to the broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


                                                   -----------------------------
                                                            Dennis Lynch

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. |_|

**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

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                                   SCHEDULE A
                  TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:   TRANSAMERICA UBS DYNAMIC ALPHA    Security Description: VISA INC. -
                                                                CLASS A

Issuer: VISA INC.                         Offering Type: US REGISTERED
                                          (US Registered, Eligible Muni,
                                          Eligible Foreign, 144A)

                                                                                                         IN COMPLIANCE
            REQUIRED INFORMATION                      ANSWER              APPLICABLE RESTRICTION            (YES/NO)
----------------------------------------------   ---------------   ------------------------------------  -------------
 1.  Offering Date                                 03/18/2008      None                                       N/A
 2.  Trade Date                                    03/18/2008      Must be the same as #1                     YES
 3.  Unit Price of Offering                          $44.00        None                                       N/A
 4.  Price Paid per Unit                             $44.00        Must not exceed #3                         YES
 5.  Years of Issuer's Operations                    8 YEARS       Must be at least three years *             YES
 6.  Underwriting Type                                FIRM         Must be firm                               YES
 7.  Underwriting Spread                             $0.554        Sub-Adviser determination to be made       YES
 8.  Total Price paid by the Fund                  $444,400.00     None                                       N/A
 9.  Total Size of Offering                      $17,864,000,000   None                                       N/A
10.  Total Price Paid by the Fund plus Total
     Price Paid for same securities purchased      $77,000,000     #10 divided by #9 must not exceed
     by the same Sub-Adviser for other                             25% **                                    0.43%
     investment companies
11.  Underwriter(s) from whom the Fund             JP MORGAN       Must not include Sub-Adviser               YES
     purchased (attach a list of ALL syndicate   CHASE FLEMING     affiliates ***
     members)
12.  If the affiliate was lead or co-lead
     manager, was the instruction listed below         N/A         Must be "Yes" or "N/A"                     YES
     given to the broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.


                                                   -----------------------------
                                                          Sub-Advisor (UBS)

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. |_|

**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.